   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997


                                                      REGISTRATION NO. 333-39661
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             7514                            73-1356520
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                             5330 EAST 31ST STREET
                             TULSA, OKLAHOMA 74135
                                 (918) 660-7700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              STEVEN B. HILDEBRAND
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                             5330 EAST 31ST STREET
                             TULSA, OKLAHOMA 74135
                                 (918) 660-7700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                WITH COPIES TO:

   PAUL H. WILSON, JR., ESQ.             STEPHEN W. RAY, ESQ.             STEPHEN H. SHALEN, ESQ.
      DEBEVOISE & PLIMPTON          HALL, ESTILL, HARDWICK, GABLE,       CLEARY, GOTTLIEB, STEEN &
        875 THIRD AVENUE                   GOLDEN & NELSON                        HAMILTON
    NEW YORK, NEW YORK 10022           320 SOUTH BOSTON AVENUE               ONE LIBERTY PLAZA
         (212) 909-6000                       SUITE 400                   NEW YORK, NEW YORK 10006
                                        TULSA, OKLAHOMA 74103                  (212) 225-2000
                                            (918) 594-0400

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Commission registration fee, the New York Stock Exchange listing fee and the NASD filing fee, are estimates:

                                  DESCRIPTION                                        AMOUNT
--------------------------------------------------------------------------------   ----------
SEC registration fee............................................................   $  172,500
New York Stock Exchange listing fee and expenses................................      157,653
NASD filing fee.................................................................       30,500
Blue Sky fees and expenses (including legal fees)...............................        5,000
Printing and engraving expenses.................................................      275,000
Legal fees and expenses (other than Blue Sky)...................................      850,000
Accounting fees and expenses....................................................      800,000
Transfer Agent and Registrar's fee..............................................       20,000
Miscellaneous...................................................................      189,347
                                                                                   ----------
     Total......................................................................   $2,500,000
                                                                                    =========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     As permitted by Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company (filed herewith as Exhibit 3.1) (the "Certificate of Incorporation") contains a provision to limit the personal liability of directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the GCL as in effect from time to time.

     The Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by the GCL, and requires the Company, in the case of officers and directors, to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Certificate of Incorporation. The Company also has insurance policies against certain liabilities asserted against its directors and officers in their capacities as such.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. See Exhibit Index following the Appendix to this registration statement.

     (b) Financial Statement Schedules. See Schedule II, Valuation and Qualifying Accounts, and related Independent Auditors' Report, following the
Exhibit Index. All other schedules are omitted because the information is not required or because the information is included in the Consolidated Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 15, 1997.



                                          DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                          By:     /s/ STEVEN B. HILDEBRAND

                                            ------------------------------------

                                            Name: Steven B. Hildebrand


                                            Title: Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



               NAME                                   TITLE                          DATE
-----------------------------------   -------------------------------------   ------------------
   /s/    JOSEPH E. CAPPY             Chairman of the Board, Chief            December 15, 1997
-----------------------------------   Executive Officer, President and
          Joseph E. Cappy             Director (Principal Executive
                                      Officer)

   /s/  DONALD M. HIMELFARB           Executive Vice President and Director   December 15, 1997
-----------------------------------
        Donald M. Himelfarb

      /s/ GARY L. PAXTON              Executive Vice President and Director   December 15, 1997
-----------------------------------
          Gary L. Paxton

     /s/ STEVEN B. HILDEBRAND         Vice President, Chief Financial         December 15, 1997
-----------------------------------   Officer and Treasurer (Principal
       Steven B. Hildebrand           Financial Officer and Principal
                                      Accounting Officer)

      /s/ THOMAS P. CAPO              Director                                December 15, 1997
-----------------------------------
          Thomas P. Capo

      /s/ EDWARD J. HOGAN             Director                                December 15, 1997
-----------------------------------
          Edward J. Hogan

     /s/ EDWARD C. LUMLEY             Director                                December 15, 1997
-----------------------------------
         Edward C. Lumley

       /s/ JOHN C. POPE               Director                                December 15, 1997
-----------------------------------
           John C. Pope

      /s/ JOHN P. TIENEY              Director                                December 15, 1997
-----------------------------------
          John P. Tieney

      /s/  EDWARD L. WAX              Director                                December 15, 1997
-----------------------------------
           Edward L. Wax

   *By: /s/ STEVEN B. HILDEBRAND      Attorney-In-Fact
-----------------------------------
       Steven B. Hildebrand

                      APPENDIX DESCRIBING GRAPHIC MATERIAL
                     PURSUANT TO RULE 304 OF REGULATION S-T

INSIDE FRONT COVER

Photo at top: Dollar advertisement depicting actor Chevy Chase.

Photo at bottom left: Thrifty advertisement depicting vacation destinations and Thrifty location.

Photo at bottom right: Thrifty advertisement depicting Chrysler vehicles.

INSIDE BACK COVER

Photo at top left: Dollar counter at Orlando Sanford International Airport.

Photo at top right: Dollar location at Newark International Airport.

Photo at bottom left: Thrifty counter at Tulsa International Airport.

Photo at bottom right: Thrifty location at Memphis International Airport.

                                 EXHIBIT INDEX

     The Company agrees to furnish a copy of all agreements relating to long-term debt upon request of the Commission.


EXHIBIT NO.                                        DESCRIPTION
-----------      -------------------------------------------------------------------------------
    1.1          Form of U.S. Underwriting Agreement*
    1.2          Form of Subscription Agreement*
    3.1          Certificate of Incorporation of the Company***
    3.2          By-Laws of the Company***
    4.1          Form of Certificate of Common Stock*
    4.2          Base Indenture dated as of December 13, 1995 between Thrifty Car Rental Finance
                 Corporation and Bankers Trust Company***
    4.3          Series 1995-1 Supplement to Base Indenture dated as of December 13, 1995 between Thrifty Car Rental Finance Corporation and Bankers Trust Company***
    4.4          Master Motor Vehicle Lease and Servicing Agreement dated as of December 13,
                 1995 between Thrifty Car Rental Finance Corporation and Thrifty***
    4.5          Master Collateral Agency Agreement dated as of December 13, 1995 between
                 Thrifty Car Rental Finance Corporation and Bankers Trust Company***
    4.6          Form of Revolving Credit Agreement among the Company, Dollar, Thrifty and the
                 Institutions named therein**
    4.7          Form of Series 1997-1 Supplement to Base Indenture between Rental Car Finance
                 Corp. and Bankers Trust Company**
    4.8          Form of Master Motor Vehicle Lease and Servicing Agreement among the Company,
                 Dollar, Thrifty and Rental Car Finance Corp.**
    4.9          Commitment Letter, dated November 19, 1997, among Credit Suisse First Boston,
                 The Chase Manhattan Bank, Chase Securities Inc., Dollar, Thrifty and the
                 Company, regarding a $230,000,000 Revolving Credit Facility and a $545,000,000
                 Commercial Paper Liquidity Facility and related Term Sheet**
    4.10         Form of Chrysler Support Letter of Credit and Reimbursement Agreement, among
                 Chrysler, Dollar, Thrifty, and the Company*
    5            Opinion of Debevoise & Plimpton regarding legality of the Common Stock*
   10.1          Vehicle Supply Agreement between Chrysler and Dollar***+
   10.2          Amended and Restated Vehicle Supply Agreement between Chrysler and Thrifty***+
   10.3          [Reserved]
   10.4          [Reserved]
   10.5          [Reserved]
   10.6          [Reserved]
   10.7          [Reserved]
   10.8          Pentastar Transportation Group, Inc. Deferred Compensation Plan***
   10.9          Pentastar Transportation Group, Inc. Executive Retention Plan***
   10.10         Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan**
   10.11         Tax Sharing and Disaffiliation Agreement between Chrysler Corporation and
                 Dollar Thrifty Automotive Group, Inc.***
   10.12         Form of Indemnification Agreement between the Company and Chrysler*
   21            Subsidiaries of the Company**
   23.1          Consent of Deloitte & Touche LLP, Independent Auditors of the Company**
   23.2          Consent of Debevoise & Plimpton (included in Exhibit 5)*
   23.3          Consent of Donovan Leisure Newton & Irvine LLP***
   24            Powers of Attorney***
   27.1          Financial Data Schedule***


-------------------------
  * To be filed by amendment

 ** Filed herewith

*** Previously filed

  + The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately.

                                      II-5